Exhibit 21.1

Entity Name	Country	Ownership Interest (%)(1)
Akzo Nobel Argentina S.A.	Argentina	99.999
Akzo Nobel (C.) Holdings B.V.	Netherlands	100
Akzo Nobel (China) Investment Co., Ltd.	China	100
Akzo Nobel (CPS) Pension Trustee Limited	United Kingdom	100
Akzo Nobel (CR9) Limited	Ireland	100
Akzo Nobel (M) Co. Ltd.	Myanmar	100
Akzo Nobel (Mauritius) Limited	Mauritius	100
Akzo Nobel (NSC) Limited	United Kingdom	99.902
Akzo Nobel Adhesives AB	Sweden	100
Akzo Nobel Adhezivi d.o.o.	Slovenia	100
Akzo Nobel Aerospace Coatings Limited	United Kingdom	100
Akzo Nobel Anonymous Company of Paints and Related Products	Greece	100
Akzo Nobel Assurantie N.V.	Netherlands	100
Akzo Nobel Baltics AS	Estonia	100
Akzo Nobel Baltics SIA	Latvia	100
Akzo Nobel Baltics, UAB	Lithuania	100
Akzo Nobel Boya Sanayi ve Ticaret A.S.	Turkey	100
Akzo Nobel Car Refinishes (Ireland) Limited	Ireland	100
Akzo Nobel Car Refinishes AB	Sweden	100
Akzo Nobel Car Refinishes B.V.	Netherlands	100
Akzo Nobel Car Refinishes Polska Sp. z o.o.	Poland	100
Akzo Nobel Chang Cheng Coatings (Guangdong) Co., Ltd.	China	100
Akzo Nobel Chang Cheng Limited	Hong Kong SAR(2)	100
Akzo Nobel CIF Nominees Limited	United Kingdom	100
Akzo Nobel Coatings (BLD) Limited	United Kingdom	100
Akzo Nobel Coatings (Dongguan) Co., Ltd.	China	100
Akzo Nobel Coatings (Holdings) Pty Limited	Australia	100
Akzo Nobel Coatings (Jiaxing) Co., Ltd.	China	100
Akzo Nobel Coatings (Tianjin) Co., Ltd.	China	100
Akzo Nobel Coatings AG	Switzerland	100
Akzo Nobel Coatings AS	Norway	100
Akzo Nobel Coatings CZ, a.s.	Czech Republic	100
Akzo Nobel Coatings GmbH	Austria	100
Akzo Nobel Coatings GmbH	Germany	100
Akzo Nobel Coatings Inc.	United States of America	100
Akzo Nobel Coatings International B.V.	Netherlands	100
Akzo Nobel Coatings K.K.	Japan	100
Akzo Nobel Coatings Limited	United Kingdom	100
Akzo Nobel Coatings Ltd	Canada	100
Akzo Nobel Coatings Ltd	New Zealand	100
Akzo Nobel Coatings S.A.	Morocco	59.628
Akzo Nobel Coatings S.P.A.	Italy	100
Akzo Nobel Coatings S.R.L.	Romania	100
Akzo Nobel Coatings Zrt	Hungary	100
Akzo Nobel Coatings, S.L.U.	Spain	100
Akzo Nobel Coatings, Unipessoal Lda.	Portugal	100
Akzo Nobel Deco A/S	Denmark	100
Akzo Nobel Deco GmbH	Germany	100
Akzo Nobel Decorative Coatings (China) Ltd.	China	100
Akzo Nobel Decorative Coatings (Langfang) Co., Ltd.	China	100
Akzo Nobel Decorative Coatings AB	Sweden	100
Akzo Nobel Decorative Coatings B.V.	Netherlands	100
Akzo Nobel Decorative Coatings Limited	United Kingdom	100
Akzo Nobel Decorative Paints France SAS	France	99.983
Akzo Nobel Decorative Paints L.L.C.	United Arab Emirates	49
Akzo Nobel Decorative Paints Sp. z o.o.	Poland	100

Akzo Nobel Dekor CJSC	Russian Federation	100
Akzo Nobel Distribution SAS	France	99.983
Akzo Nobel Egypt LLC	Egypt	100
Akzo Nobel Global Business Services LLP	India	100
Akzo Nobel GmbH	Germany	100
Akzo Nobel Hilden GmbH	Germany	100
Akzo Nobel HK (Holdings) Limited	Hong Kong SAR(2)	100
Akzo Nobel Holding Österreich GmbH	Austria	100
Akzo Nobel Huarun Paints (HK) Holding Limited	Hong Kong SAR(2)	100
Akzo Nobel ICI Holdings	United Kingdom	100
Akzo Nobel Inc.	United States of America	100
Akzo Nobel Industrial Coatings AB	Sweden	100
Akzo Nobel Industrial Coatings Korea Ltd	South Korea	100
Akzo Nobel Industrial Coatings Limited	United Kingdom	100
Akzo Nobel Industrial Coatings Sdn Bhd	Malaysia	100
Akzo Nobel Industrial Coatings Sp. z o.o.	Poland	100
Akzo Nobel Industrial Finishes AB	Sweden	100
Akzo Nobel Insurance Management B.V.	Netherlands	100
Akzo Nobel International Paint (Suzhou) Co., Ltd.	China	100
Akzo Nobel Kemipol Kimya Sanayi ve Ticaret A.Ş.	Turkey	51
Akzo Nobel Kenya Limited	Kenya	100
Akzo Nobel Limited	Papa New Guinea	100
Akzo Nobel Limited	United Kingdom	100
Akzo Nobel LLC	Qatar	100
Akzo Nobel Ltd	Brazil	100
Akzo Nobel Management B.V.	Netherlands	100
Akzo Nobel ME Coatings FZE	United Arab Emirates	100
Akzo Nobel Nederland B.V.	Netherlands	100
Akzo Nobel Oman SAOC	Oman	50
Akzo Nobel Packaging Coatings Limited	United Kingdom	100
Akzo Nobel Paints (Chengdu) Limited	China	100
Akzo Nobel Paints (Guangzhou) Limited	China	90
Akzo Nobel Paints (Malaysia) Sdn Bhd	Malaysia	100
Akzo Nobel Paints (Shanghai) Limited	China	100
Akzo Nobel Paints (Singapore) Pte Ltd International	Singapore	100
Akzo Nobel Paints (Thailand) Limited	Thailand	100
Akzo Nobel Paints Belgium NV	Belgium	100
Akzo Nobel Paints Lanka (Pvt) Ltd	Sri Lanka	40
Akzo Nobel Paints Marketing Sdn Bhd	Malaysia	59.949
Akzo Nobel Paints Taiwan Limited	Taiwan	100
Akzo Nobel Pakistan Limited	Pakistan	98.315
Akzo Nobel Performance Coatings (Changzhou) Co., Ltd.	China	100
Akzo Nobel Performance Coatings (Shanghai) Co., Ltd.	China	100
Akzo Nobel Performance Coatings Morocco S.A.R.L.	Morocco	100
Akzo Nobel Performance Coatings S.A. de C.V.	Mexico	100
Akzo Nobel Peru S.A.C.	Peru	100
Akzo Nobel Powder Coatings (Chengdu) Co., Ltd.	China	100
Akzo Nobel Powder Coatings (Langfang) Co., Ltd.	China	100
Akzo Nobel Powder Coatings (Wuhan) Co., Ltd.	China	100
Akzo Nobel Powder Coatings GmbH	Germany	100
Akzo Nobel Powder Coatings India Private Limited	India	100
Akzo Nobel Powder Coatings Korea Co., Limited	South Korea	100
Akzo Nobel Powder Coatings Limited	United Kingdom	100
Akzo Nobel Powder Coatings S.A.E.	Egypt	100
Akzo Nobel Pty Limited	Australia	100
Akzo Nobel SAS	France	100
Akzo Nobel Saudi Arabia Ltd	Saudi Arabia	60

Akzo Nobel Server Boya Sanayi ve Ticaret A.S.	Turkey	55
Akzo Nobel Services Inc.	United States of America	100
Akzo Nobel Sino Coatings B.V.	Netherlands	100
Akzo Nobel Sourcing B.V.	Netherlands	100
Akzo Nobel Sweden Finance AB	Sweden	100
Akzo Nobel UAE Paints L.L.C.	United Arab Emirates	48.979
Akzo Nobel Uganda Limited	Uganda	100
Akzo Nobel UK Ltd	United Kingdom	100
Akzo Nobel Vietnam Limited	Vietnam	100
Akzo Nobel Wood Coatings Ltd	Canada	100
AkzoNobel Bahrain W.L.L.	Bahrain	100
AkzoNobel Colombia S.A.S.	Columbia	100
AkzoNobel South Africa (Pty) Ltd	South Africa	100
Anhidridos y Derivados de Colombia S.A.S.	Columbia	100
Arubaanse Verffabriek N.V.	Aruba	50.394
Auto Body Services CV (ABS)	Belgium	84.615
B.V. Alabastine (Holland)	Netherlands	100
Blue Water Marine Paint LLC	United States of America	100
Cacharreria Mundial S.A.S.	Columbia	100
Centro de Pinturas Pintuco, S.A.	Panama	100
Compania Global de Pinturas S.A.S.	Columbia	100
Cuprinol Limited	United Kingdom	100
Distral Maroc S.A.	Morocco	59.608
Dulux (Botswana) (Pty) Limited	Botswana	100
Dulux Limited	United Kingdom	100
Dulux Paints Ireland Limited	Ireland	100
Dulux Swaziland (Pty) Limited	Eswantini	100
Ergon Investments International Limited	United Kingdom	100
Ergon Investments UK Limited	United Kingdom	100
Expert Management Inc.	United States of America	100
Flexcrete Technologies Limited	United Kingdom	100
Hammerite Products Limited	United Kingdom	100
Holywell-Halkyn Mining and Tunnel Company Limited	United Kingdom	96.955
I C I Finance Limited	United Kingdom	100
ICI Americas Inc.	United States of America	100
ICI Chemicals & Polymers Limited	United Kingdom	100
ICI Dulux (Pty) Ltd	South Africa	100
ICI Fertilisers (Ireland) Limited	Ireland	100
ICI International Investments	Cayman Islands	100
ICI Ireland Limited	Ireland	100
ICI Omicron B.V.	Netherlands	100
ICI Theta B.V.	Netherlands	100
Imperial Chemical Industries Limited	United Kingdom	100
Impkemix Trustee Limited	Guernsey	100
Industrial Pintuco Nicaragua S.A.	Nicaragua	100
International Coatings Limited	United Kingdom	100
International Farbenwerke GmbH	Germany	100
International Färg AB	Sweden	100
International Farvefabrik A/S	Denmark	100
International Paint (Akzo Nobel Chile) Ltd	Chile	100
International Paint (Hong Kong) Limited	Hong Kong SAR(2)	100
International Paint (Korea) Ltd	South Korea	60
International Paint (Nederland) B.V.	Netherlands	100
International Paint (Panama) Inc.	Panama	100
International Paint (Research) Ltd	South Korea	100
International Paint (Taiwan) Limited	Taiwan	100
International Paint Limited	United Kingdom	100

International Paint LLC	United States of America	100
International Paint of Shanghai Co., Ltd.	China	51
International Paint Pazarlama Limited Sirketi	Turkey	100
International Paint Sdn Bhd	Malaysia	70
International Paint Sp. z o.o.	Poland	100
International Paints (Holdings) Limited	United Kingdom	100
International Warba Coatings Paint Mfg Co. W.L.L.	Kuwait	49
Interquim S.A.S.	Columbia	100
Interquimec S.A.	Ecuador	100
Intex Yarns (Manufacturing) Limited	United Kingdom	100
J.P. McDougall & Co. Limited	United Kingdom	100
LLC “Akzo Nobel Holding Ukraine”	Ukraine	100
Macomoca B.V.	Curacao	100
Mapaero SAS	France	100
Marshall Boya Ve Vernik Sanayii A.S.	Turkey	93.609
Metlac Holding S.r.l.	Italy	49
Metlac S.p.A.	Italy	71.667
Minerales Industriales S.A.S.	Columbia	40
Mortar Investments International Limited	United Kingdom	100
Mortar Investments UK Limited	United Kingdom	100
New Nautical Coatings Inc.	United States of America	100
Oceanic Paints S.A.S.	Columbia	100
Okore Tech, S.L.	Spain	24.981
OOO “Akzo Nobel Coatings”	Russian Federation	100
OOO “Akzo Nobel Lakokraska”	Russian Federation	100
Oy International Paint (Finland) Ab	Finland	100
Paint Singapore Pte Ltd	Singapore	100
Panter B.V.	Netherlands	100
Pintuco Costa Rica PCR, S.A.	Costa Rica	100
Pintuco Curacao B.V.	Curacao	100
Pintuco de Honduras, S.A.	Honduras	100
Pintuco el Salvador S.A. de C.V.	El Salvador	100
Pintuco Guatemala S.A.	Guatemala	100
Pinturas Coral De Bolívia Ltd	Bolivia	100
Pinturas Ecuatorianas S.A.	Ecuador	100
Pinturas Inca S.A.	Uruguay	100
Poliquim, Polimeros y Quimicos C.A.	Ecuador	100
Polycell Products Limited	United Kingdom	100
PT Akzo Nobel Car Refinishes Indonesia	Indonesia	100
PT Akzo Nobel Wood Finishes and Adhesives Indonesia	Indonesia	100
PT ICI Paints Indonesia	Indonesia	55
PT International Paint Indonesia	Indonesia	100
Sadvel S.A.	Morocco	59.625
Sales Support Group Limited	United Kingdom	100
SAS BOUCHER	France	100
Schramm Coatings GmbH	Germany	100
Schramm Holding GmbH	Germany	100
Sikkens Coatings (Guangdong) Limited	China	100
Société Tunisienne de Peintures Astral S.A.	Tunisia	60
Stevenston Holdings Limited	United Kingdom	100
Tekyar Teknik Yardim A.S.	Turkey	100
Varnishes and Paints Industry Vivechrom Dr. Stefanos D. Pateras S.A.	Greece	79.184

(1)

The ownership percentage represents the interest Akzo Nobel N.V. or one or more of its majority subsidiaries singly or jointly have in the issued share capital of the participation. The list does not include entities that are of insignificant relevance in respect of the insight required by law, such as dormant companies and companies in liquidation.

(2)	Hong Kong Special Administrative Region.